HOENIG LOGO


       Hoenig & Co., Inc., 4 International Drive, Rye Brook, NY 10573
                 Main Tel: (914) 935-9000/ (800) 999-9558
                            Fax: (914) 935-9146


NEWS RELEASE

               Contacts:
               Howard C. Naphtali                   Fredric P. Sapirstein
               Investment Technology Group, Inc.    Hoenig Group Inc.
               Chief Financial Officer              Chief Executive Officer
               (212) 444-6160                       (914) 935-9000


               Investment Technology Group, Inc. to Acquire
                             Hoenig Group Inc.

    Transaction Provides ITG Entry to Rapidly Growing Hedge Fund Market
         Hoenig Customers Gain Direct Electronic Access to Markets

     NEW YORK, February 28, 2002 - Investment Technology Group, Inc. (NYSE:
ITG) and Hoenig Group Inc. ("Hoenig") (Nasdaq: HOEN) today announced that they have signed an agreement under which ITG will acquire Hoenig for approximately $115 million, or $12.34 to 12.59 per share of Hoenig. The purchase price will be paid entirely in cash. Closing of the transaction is contingent upon obtaining approval from Hoenig's shareholders and from regulatory authorities and is expected to occur by the end of the second quarter.

     ITG reported that the acquisition is expected to be immediately accretive to ITG's earnings per share in 2002. As planned synergies are achieved in 2002 and 2003, the purchase should become increasingly profitable.

     ITG reported that, had the acquisition taken place on January 1, 2001, Hoenig's continuing equity brokerage operations would have added approximately $46 million in net revenues (after deducting $46 million of expenses related to independent research services), $3 million in net income and $0.07 in earnings per share to ITG's 2001 results. Hoenig is expected to have approximately $50 million of cash and cash equivalents at the closing date and has no long term debt. Hoenig's global brokerage business maintains offices in the New York area, Boston, London and Hong Kong. Hoenig recently announced that it has agreed to sell Axe-Houghton Associates, Inc., its asset management subsidiary, in a series of transactions, all of which are expected to have closed by April 30, 2002.


     The purchase price is subject to adjustment depending upon the amount received by Hoenig in its previously announced sales of Axe-Houghton. The exact amount per share that Hoenig stockholders will receive will be announced when the Axe-Houghton sales are complete, but in no event less than ten business days before the special meeting of Hoenig stockholders to be held to vote on the transaction with ITG.

     "Hoenig expands ITG's growth opportunities by giving us immediate, high-quality access to the rapidly growing hedge fund market that now accounts for 25-30% of US daily trading volume," said Raymond L. Killian, Jr., ITG's Chairman, President and Chief Executive Officer. "ITG's trading technology, combined with Hoenig's highly respected expertise in hedge fund client service and trade execution, gives us a powerful new offering to hedge fund clients that should position us to achieve attractive growth rates in this segment."

     Hedge funds currently account for only a small portion of ITG's customer base but they are heavy users of the company's Client Site Direct Access products, which provide sophisticated analytical tools, access to virtually every major electronic trading destination and routing to over 50 broker destinations.

     "Hoenig brings ITG some of the most highly respected traders, sales and client service people in the business, as well as an established and expanding high-quality client base," said Robert J. Russel, ITG's Managing Director of Business Development. "This saves ITG years of investment and opportunity costs to penetrate the hedge fund brokerage business."

     Fredric Sapirstein, Chairman and Chief Executive Officer of Hoenig said, "I believe this transaction benefits our shareholders and provides advanced trading technology to meaningfully enhance the services we deliver to our sophisticated client base. It also will create exciting opportunities for our employees." Mr. Sapirstein will be a senior consultant to Hoenig following completion of the transaction.

     Mr. Russel will assume the role of Chief Executive Officer of Hoenig following completion of the acquisition and lead the current senior management team at Hoenig. Mr. Russel joined ITG as a Senior Vice President in November 1996 after spending nine years with Reuters in a variety of senior roles.

Conference Call

     ITG has scheduled a conference call and live web cast today at 10:30 a.m. EST to discuss the acquisition. Those wishing to listen to the call should dial 800-289-0496 at least 10 minutes prior to the start of the call to ensure connection. For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 888-203-1112 and entering the pass code 783174. A replay will be available for one week on ITG's web site at http://www.itginc.com starting approximately 2 hours after the completion of the call.

About Hoenig Group Inc.

     For thirty years, Hoenig Group Inc. has provided high quality trade execution, independent research and premier client service to professional money managers and alternative investment funds throughout the world. Hoenig Group Inc. operates through its brokerage subsidiaries in the United States, United Kingdom and Hong Kong. For additional information about Hoenig, visit www.hoeniggroup.com.

About ITG

     ITG is headquartered in New York with offices in Boston, Los Angeles, Dublin, Hong Kong, London, Melbourne, Sydney, Tel Aviv and Toronto. As a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers, ITG services help clients to access liquidity, execute trades more efficiently, and make better trading decisions. ITG generates superior trading results for its clients through three lines of business. POSITO, the world's largest equity matching system, allows clients to trade confidentially. The Electronic Trading Desk is recognized as one of the leading program trading operations in the U.S. ITG's leading-edge client site products allow users to implement their own trading strategies by providing direct electronic access to most sources of market liquidity. For additional information, visit http://www.itginc.com.


                                    ###


In addition to historical information, this press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the possibility that the conditions to closing the transaction described herein will not be satisfied and the acquisition will not be completed; each company's ability to achieve expected future results; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions, internationally or nationally; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in each company's filings with the Securities and Exchange Commission including those on forms 10-K and 10-Q.

Please note that Hoenig will be filing a proxy statement with the Securities and Exchange Commission (SEC) as soon as practicable. The proxy statement will be sent to the stockholders of Hoenig seeking their approval of the proposed merger transaction. STOCKHOLDERS OF HOENIG ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Once filed, the proxy statement and other information filed by Hoenig may be obtained free of charge on the Internet at the SEC website at the following URL:www.sec.gov. In addition, documents filed with the SEC by Hoenig will be available free of charge from Hoenig's Investor Relations Department, obtainable by addressing a request therefor to: Hoenig Group Inc., 4 International Drive, Rye Brook, New York 10573,
Attention: Investor Relations. Requests may also be made by telephone at
(914) 935-9000.

Hoenig and its directors may be deemed to be participants in the solicitation of proxies from Hoenig stockholders in favor of the transaction. These directors include: Fredric P. Sapirstein, Alan B. Herzog, Max H. Levine, Robert Spiegel, Kathryn L. Hoenig, Martin F.C. Emmett and Robert L. Cooney. Collectively, as of February 27, 2002, the directors of Hoenig may be deemed to beneficially own approximately 46.9% of the outstanding shares of Hoenig common stock. Stockholders of Hoenig may obtain additional information regarding the interests of participants by reading the proxy statement when it becomes available.